UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

CIVISTA BANCSHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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YOUR IMMEDIATE ACTION IS REQUESTED

October 13, 2015

Dear Fellow Shareholders:

Time is growing short until the Special Meeting of Shareholders of Civista Bancshares, Inc. to be held on November 4, 2015. You are receiving this reminder letter because your votes were not yet received at the time this letter was mailed. Please note that if you hold shares in more than one account, you may still need to vote any remaining unvoted shares.

The proposals to eliminate preemptive rights and eliminate cumulative voting in the election of directors, Proposals 1 & 2 on the ballot, both require the affirmative vote of a majority of the common shares of the Company outstanding and entitled to vote at the Special Meeting.

Why are Proposals 1 & 2 in Shareholders’ Best Interests?

Your Board believes that growth through acquisitions is an important tool to increase shareholder value. In order to make acquisitions, we need to raise capital through the issuance of additional common equity. As you may know, in August 2015 our shelf-registration statement with the SEC became effective. While we don’t have any current plans to issue any common shares our shelf-registration statement provides us flexibility to promptly raise capital through the issuance of common shares should the need arise. Your Board believes that the elimination of preemptive rights and cumulative voting will allow the Company to have a more successful equity offering.

The fastest and easiest way to vote is by telephone or on the Internet. Instructions on how to vote your shares over the telephone or on the Internet are provided on the proxy card/voting form enclosed with this letter. Alternatively, you may sign and return the proxy card/voting form in the envelope provided with this letter.

Your Board recommends you vote FOR all proposals described in the proxy materials. Not voting on proposals 1 & 2 has the same effect as a vote against each of these proposals.

YOUR VOTE IS VERY IMPORTANT

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY

If you sign and return the enclosed proxy card/voting form without indicating a different choice, your shares will be voted FOR all proposals as recommended by the Board of Directors.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at (877) 787-9239.

Thank you for voting and for your continued support in our company.

Very truly yours,

James O. Miller

President and CEO

Script for Shareholder Calls

Hello, this is Jim Miller, President & Chief Executive Officer of Civista Bancshares, with an important message for our Stockholders.

Civista’s Special Meeting scheduled for November 4th is rapidly approaching.

Your Board of Directors is asking you to vote your shares as soon as possible.

The proposals to eliminate preemptive rights and cumulative voting in the election of directors are very important for the Company and its shareholders. Due to the high vote required to pass these proposals I am urging all of our shareholders to vote their shares at your earliest convenience.

If you have any questions or need assistance voting, please call our proxy solicitor, Morrow & Company, at (877) 787-9239.

Thank you for your prompt response and your continued support of Civista.